EXHIBIT 5.1

May 26, 2006

Great Lakes Bancorp, Inc.

2421 Main Street

Buffalo, New York  14214

Ladies and Gentlemen:

We have acted as counsel to Great Lakes Bancorp, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on or about May 23, 2006 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) with respect to (i) 195,714 shares of the Company’s common stock, $.001 par value, to be issued under the Greater Buffalo Savings Bank 2000 Stock Option Plan and (ii) 217,460 shares (the “Shares”) of the Company’s common stock, $.001 par value, to be issued under the Greater Buffalo Savings Bank 2002 Stock Option Plan (collectively, the “Plans”).

In connection with the opinions set forth in this letter, we have (1) examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of documents, corporate records and other instruments, (2) made such inquiries as to questions of fact of officers and representatives of the Company and the proceedings relating to and actions taken by the Company in connection with the adoption of the Plan, and (3) made such examination of law, as we have deemed necessary or appropriate for the purpose of giving the opinions expressed herein.  We do not express any opinion concerning any law other than the law of the State of New York, the Delaware General Corporation Law and the federal law of the United States of America.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the shares issuable under the Plans have been duly authorized and, when issued and sold in accordance with the terms of the Plans, will be legally issued, fully paid, and non-assessable.

We hereby consent to be named in the Registration Statement as the attorneys who have passed upon the legality of the Shares being offered thereby, and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/  HODGSON RUSS LLP